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                                                               EXHIBIT 28(H)(4)

                                    FORM OF

                           ADMINISTRATION AGREEMENT
                           ------------------------

   THIS ADMINISTRATION AGREEMENT, made as of January 1, 2012, is by and between the LINCOLN VARIABLE INSURANCE PRODUCTS TRUST (the "Trust"), a Delaware statutory trust, on behalf of each of its series (the "Funds"), which are listed in Exhibit A of this Agreement, and THE LINCOLN NATIONAL LIFE INSURANCE COMPANY (the "Administrator"), an Indiana insurance company.

   WHEREAS, the Trust is registered with the Securities and Exchange Commission ("SEC") as a series investment company under the Investment Company Act of 1940 (the "1940 Act"); and

   WHEREAS, the Trust desires to retain the Administrator to provide or procure administrative and shareholder services hereunder in the manner and on the terms set forth below; and

   WHEREAS, the Administrator is willing to provide or procure such services in the manner and on the terms hereinafter set forth.

   NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

   1. Appointment. The Trust hereby appoints the Administrator to provide
      ------------
or procure the administrative and shareholder services with respect to each Fund for the period and on the terms set forth in this Agreement. The Administrator accepts such appointment and agrees during such period to provide or procure the services herein set forth for the compensation herein provided.

   2. Duties. Subject to the general supervision of the Board of Trustees,
      -------
the Administrator shall provide or procure the services set forth in subsections (a)-(b) below:

       (a) Administrative Services. The Administrator shall provide or procure,
           ------------------------
on behalf of each Fund, the following administrative services with respect to the Fund:

          (i) coordinate matters relating to the operation of each Fund, including any necessary coordination among the advisers, sub-advisers, custodians, transfer agents, accountants, attorneys, depositories, underwriters, broker-dealers, insurers and other third parties performing services or operational functions for the Fund;

          (ii) provide the Fund with the services of a sufficient number of persons competent to perform such administrative functions as are necessary to ensure compliance with federal securities laws, as well as other applicable laws, and to provide effective administration of the Fund;

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          (iii) provide the Fund with office space, communications facilities, and other facilities necessary for the Fund's operations as contemplated by the Agreement;

          (iv) maintain or supervise the maintenance by third parties of such books and records of the Fund as may be required by applicable federal law or regulation;

          (v) perform general accounting monitoring and oversight with respect to all applicable federal or state laws, including, without limitation, performing daily NAV trend analysis; monitoring the daily NAV pricing process; facilitating root cause analysis of NAV errors and monitoring effectiveness of preventative processes and controls; reviewing cash and asset reconciliations and monitoring timeliness of exception resolution; monitoring daily delivery of investable cash to adviser or sub-advisers, as applicable; evaluating performance against service level agreements; and monitoring the fund accounting internal control environment;

          (vi) perform compliance services and provide oversight of the Trust's regulatory compliance program;

          (vii) prepare or supervise the preparation by third parties of all federal, state, local and foreign tax returns and reports of the Fund as required by applicable law;

          (viii) prepare, file and arrange for the distribution of prospectuses, proxy materials and periodic reports to the shareholders of the Fund as required by applicable law;

          (ix) prepare and arrange for the filing of such registration statements and other documents with the SEC and other federal and state regulatory authorities as may be required to register the shares of the Fund and qualify the Fund to do business or as otherwise required by applicable law;

          (x) arrange meetings of the Board of Trustees and, in connection with these meetings, provide necessary or appropriate information or materials; and

          (xi) provide corporate secretary services to the Trust and the Funds; and

          (xii) provide statistical or research data, other than that provided by the investment advisers or sub-advisers of the Fund, and such other reports, evaluations and information as the Fund may reasonably request from time to time; provided, however, that the Administrator will not be responsible for the costs of any statistical or research data provided by any third party.

       (b) Support Services. The Administrator shall make its officers and
           -----------------
employees available to the Board of Trustees and officers of the Trust for assistance, consultation and discussion regarding the administration of each Fund and the services provided to each Fund under this Agreement. Each Fund shall compensate the Administrator at cost in accordance with Section 6(b) of this Agreement for the time of legal personnel of the Administrator, including individuals who may be officers or Trustees of the Fund ("Personnel"), spent providing assistance, coordination, and supervision in connection with the services procured for the Fund under this Agreement, including time spent by such personnel in attendance at meetings of the Board of Trustees (collectively, "Covered Activities").

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   3. Sub-Administration Agreements. The Administrator may contract with other
      ------------------------------
entities to assist it in rendering the services described in this Agreement; provided, however, that the Administrator will continue to be contractually bound with respect to the performance of its duties and obligations under this Agreement.

   4. Conformity with Law. The Administrator, in the performance of its duties
      --------------------
and obligations under this agreement, shall act in conformity with the registration statement of the Trust and with the instructions and directions of the Board of Trustees and will comply with, the requirements of the 1940 Act and all other applicable federal and state laws and regulations.

   5. Non-Exclusivity. It is understood that the services of the Administrator
      ----------------
hereunder are not exclusive, and the Administrator shall be free to render similar services to other investment companies and other clients. Furthermore, nothing in this Agreement shall be deemed to inhibit the Trust or its officers from engaging, at the expense of the Trust, other persons to assist in providing administrative services to a Fund, including, but not limited to, recordkeeping agents, proxy solicitation agents, attorneys, accountants, custodians, consultants and others.

   6. Compensation. (a) As compensation for providing or procuring the
      -------------
administrative services as set forth in Section 2(a) of this Agreement, the Funds shall pay to the Administrator a monthly fee of 0.008% of the average daily net assets of the Fund during the month. If the Administrator shall serve for less than any whole month, the foregoing compensation shall be prorated.

       (b) As compensation for providing the support services as set forth in
Section 2(b) of this Agreement, the Administrator shall bill each Fund at cost based on an internal billing rate determined by the Administrator and calculated pursuant to a reasonable methodology for the time spent by Personnel in providing the Covered Activities, including for time spent by Personnel in providing Covered Activities in connection with the initial organization of the Fund prior to the date of this Agreement. Each Fund shall compensate the Administrator for the provision of such Covered Activities by the Personnel.

   7. Expenses. During the term of this Agreement, the Administrator will pay
      ---------
all expenses incurred by it in connection with its obligations under this Agreement, except such expenses as are those of the Trust under this Agreement and any expenses that are paid by the Trust under the terms of any other agreement between the Administrator and the Trust. The Administrator shall pay for maintaining its staff and personnel and shall, at its own expense provide the equipment, office space, and facilities necessary to perform its obligations under this Agreement; provided, however, that each Fund shall compensate the Administrator for the services of Personnel, as set forth in
Section 6(b) of this Agreement.

   The Trust will bear all expenses that are incurred in its operation and not specifically assumed by the Administrator. Expenses to be borne by the Trust, include, but are not limited to:

   (i) organizational expenses and expenses of maintaining the Trust's legal existence;

   (ii) costs of services of independent accountants (including the performance of audits and the preparation of financial statements and reports) and outside legal and tax counsel (including

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such counsel's assistance with the preparation or review of the Trust's
Registration Statement and each Fund's proxy materials (except to the extent the Administrator or a third party bears a portion or all of such expenses);

   (iii) federal and state tax qualification as a regulated investment company and other reports and materials prepared by the Administrator under this Agreement;

   (iv) costs of any services contracted for by the Trust directly with parties other than the Administrator;

   (v) costs of trading operations and brokerage fees, commissions and transfer taxes in connection with the purchase and sale of securities for each Fund;

   (vi) investment advisory fees;

   (vii) taxes, insurance premiums, interest on borrowed funds, and other fees and expenses applicable to each Fund's operation;

   (viii) costs related to the custody of each Fund's assets (including custody of assets outside of the United States);

   (ix) costs incidental to any meetings of shareholders including, but not limited to, legal and accounting fees, proxy filing fees and the costs of preparation, printing and mailing of any proxy materials (except to the extent it is agreed that the Administrator or a third party shall bear a portion or all of such expenses);

   (x) costs incidental to Board of Trustees meetings, including fees and expenses of Board members;

   (xi) the salary and expenses of any officer, Trustee or employee of the Trust (except any such officer, Trustee or employee who is an officer, employee, Trustee or director of the Administrator or an affiliate of the Administrator);

   (xii) costs incidental to the preparation, printing and distribution of the Trust's Registration Statements and any amendments thereto and shareholder reports;

   (xiii) costs that may properly be borne by the Trust of typesetting and printing of prospectuses;

   (xiv) cost of preparation and filing of the Trust's tax returns, Form N-1A and Form N-SAR, and all filings, notices, registrations and amendments associated with applicable federal, state and foreign tax and securities laws;

   (xv) all applicable registration fees and filing fees required under federal and state securities laws;

   (xvi) fidelity bond and directors' and officers' liability insurance; and

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   (xvii) costs of independent pricing services used in computing each Fund's net asset value.

   8. Liability of the Administrator. The Administrator shall give each Fund
      -------------------------------
the benefit of the Administrator's reasonable best efforts and diligence in rendering services under this Agreement. The Administrator may rely on information reasonably believed by it to be accurate and reliable. As an inducement for the Administrator's undertaking to render services under this Agreement, each Fund agrees that neither the Administrator nor its stockholders, officers, directors, or employees shall be subject to any liability for, or any damages, expenses or losses (a "Loss") incurred in connection with, any act or omission or mistake in judgment connected with or arising out of (i) any services rendered by the Administrator under this Agreement, or (ii) any services rendered by a third party whose services were procured by the Administrator under this Agreement, except by reason of willful misfeasance, bad faith, or negligence by the Administrator in the performance of the Administrator's duties, or by reason of reckless disregard by the Administrator of the Administrator's obligations and duties under this Agreement; provided, however, that in the event any Loss occurs in connection with any act or omission or mistake in judgment arising out of any services rendered by a third party as described in item (ii) of this paragraph and such third party is subject to a lesser standard of care than that set forth above, then the Administrator shall be held to the same standard of care as such third party with respect to any claim against the Administrator hereunder in connection with such Loss. This provision shall govern only the liability to a Fund of the Administrator and that of the Administrator's stockholders, officers, directors, and employees, and shall in no way govern the liability to a Fund or the Administrator by, or provide a defense for, any other person.

   9. Continuation and Termination. This Agreement shall become effective on
      -----------------------------
the date first above written, if approved by the Board of Trustees, including a majority of those Trustees who are not interested persons (as such term is defined in the 1940 Act). Unless terminated as provided herein, the Agreement shall continue in full force and effect for a period of one year from the date first above written.

   This Agreement may be terminated by the Trust at any time, without the payment of any penalty, by vote of a majority of the Board of Trustees on 60 days' written notice to the Administrator, or by the Administrator at any time, without the payment of any penalty, on sixty (60) days' written notice to the Trust.

   10. Use of Name. It is understood that the name "Lincoln National Life
       ------------
Insurance Company," "Lincoln Life," and "Lincoln National Funds" or any derivative thereof or logo associated with those names are the valuable property of the Administrator and its affiliates, and that each Fund shall use such names (or derivatives or logos) only so long as this Agreement is in effect. Upon termination of this Agreement with respect to a Fund, the Fund shall forthwith cease to use such name (or derivative or logo) and, in case of the Fund, shall promptly amend its Certificate of Incorporation or other equivalent corporate document to change its name.

   11. Counterparts. This Agreement may be executed in one or more
       -------------
counterparts, each of which shall be deemed to be an original.

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   12. Miscellaneous.
       --------------

       (a) This Agreement shall be governed by the laws of Indiana, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Investment Advisers Act of 1940, or any rule or order of the SEC thereunder.

       (b) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

       (c) The captions in this Agreement are included for convenience only and in no way define any of the provisions hereof or otherwise affect their construction or effect.

       (d) This Agreement may not be assigned by the Trust or the Administrator without the consent of the other party.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                          LINCOLN VARIABLE INSURANCE
                                          PRODUCTS TRUST, ON BEHALF OF EACH OF
                                          ITS SERIES LISTED ON EXHIBIT A

                                          By:     -----------------------------
                                          Name:   William P. Flory, Jr.
                                          Title:  Vice President and Chief
                                                  Accounting Officer

                                          THE LINCOLN NATIONAL LIFE
                                          INSURANCE COMPANY

                                          By:     -----------------------------
                                          Name:   Kevin J. Adamson
                                          Title:  Vice President

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                                   EXHIBIT A
                                   ---------

THIS EXHIBIT lists the Funds that are subject to this Administration Agreement:

FUND NAME                                                       EFFECTIVE DATE
---------                                                       ---------------
LVIP Capital Growth Fund                                        January 1, 2012

LVIP Cohen & Steers Global Real Estate Fund                     January 1, 2012

LVIP Columbia Value Opportunities Fund                          January 1, 2012

LVIP Delaware Bond Fund                                         January 1, 2012

LVIP Delaware Growth and Income Fund                            January 1, 2012

LVIP Delaware Social Awareness Fund                             January 1, 2012

LVIP Delaware Special Opportunities Fund                        January 1, 2012

LVIP Janus Capital Appreciation Fund                            January 1, 2012

LVIP MFS International Growth Fund                              January 1, 2012

LVIP MFS Value Fund                                             January 1, 2012

LVIP Mid-Cap Value Fund                                         January 1, 2012

LVIP Mondrian International Value Fund                          January 1, 2012

LVIP Money Market Fund                                          January 1, 2012

LVIP SSgA Bond Index Fund                                       January 1, 2012

LVIP SSgA Developed International 150 Fund                      January 1, 2012

LVIP SSgA Emerging Markets 100 Fund                             January 1, 2012

LVIP SSgA International Index Fund                              January 1, 2012

LVIP SSgA Large Cap 100 Fund                                    January 1, 2012

LVIP SSgA S&P 500 Index Fund                                    January 1, 2012

LVIP SSgA Small-Cap Index Fund                                  January 1, 2012

LVIP SSgA Small-Mid Cap 200 Fund                                January 1, 2012

LVIP T. Rowe Price Growth Stock Fund                            January 1, 2012

LVIP T. Rowe Price Structured Mid-Cap Growth Fund               January 1, 2012

LVIP Templeton Growth Fund                                      January 1, 2012

LVIP Turner Mid-Cap Growth Fund                                 January 1, 2012

LVIP Wells Fargo Intrinsic Value Fund                           January 1, 2012

LVIP Protected Profile Conservative Fund                        January 1, 2012

LVIP Protected Profile Moderate Fund                            January 1, 2012

LVIP Protected Profile Growth Fund                              January 1, 2012

LVIP Protected Profile 2010 Fund                                January 1, 2012

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FUND NAME                                                       EFFECTIVE DATE
---------                                                       ---------------
LVIP Protected Profile 2020 Fund                                January 1, 2012

LVIP Protected Profile 2030 Fund                                January 1, 2012

LVIP Protected Profile 2040 Fund                                January 1, 2012

LVIP Protected Profile 2050 Fund                                January 1, 2012

LVIP Delaware Foundation Aggressive Allocation Fund             January 1, 2012

LVIP Delaware Foundation Conservative Allocation Fund           January 1, 2012

LVIP Delaware Foundation Moderate Allocation Fund               January 1, 2012

LVIP Global Income Fund                                         January 1, 2012

LVIP American Global Growth Fund                                January 1, 2012

LVIP American Global Small Capitalization Fund                  January 1, 2012

LVIP American Growth Fund                                       January 1, 2012

LVIP American Growth-Income Fund                                January 1, 2012

LVIP American International Fund                                January 1, 2012

LVIP BlackRock Inflation Protected Bond Fund                    January 1, 2012

LVIP Delaware Diversified Floating Rate Fund                    January 1, 2012

LVIP J.P. Morgan High Yield Fund                                January 1, 2012

LVIP American Balanced Allocation Fund                          January 1, 2012

LVIP American Growth Allocation Fund                            January 1, 2012

LVIP American Income Allocation Fund                            January 1, 2012

LVIP SSgA Conservative Index Allocation Fund                    January 1, 2012

LVIP SSgA Moderate Index Allocation Fund                        January 1, 2012

LVIP SSgA Moderately Aggressive Index Allocation Fund           January 1, 2012

LVIP SSgA Conservative Structured Allocation Fund               January 1, 2012

LVIP SSgA Moderate Structured Allocation Fund                   January 1, 2012

LVIP SSgA Moderately Aggressive Structured Allocation Fund      January 1, 2012

LVIP SSgA Global Tactical Allocation Fund                       January 1, 2012

LVIP Dimensional U.S. Equity Fund                               January 1, 2012

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FUND NAME                                                       EFFECTIVE DATE
---------                                                       ---------------
LVIP Dimensional Non-U.S. Equity Fund                           January 1, 2012

LVIP Vanguard Domestic Equity ETF Fund                          January 1, 2012

LVIP Vanguard International Equity ETF Fund                     January 1, 2012

LVIP Dimensional/Vanguard Total Bond Fund                       January 1, 2012

LVIP Protected American Balanced Allocation Fund                March 1, 2012

LVIP Protected American Growth Allocation Fund                  March 1, 2012

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